FOR IMMEDIATE RELEASE
September 17, 2020

Investor Contacts:
Andrew Slabin
andrew_slabin@discovery.com
212-548-5544

Peter Lee
peter_lee@discovery.com
212-548-5907

Media Contact:
Nathaniel Brown
nathaniel_brown@discovery.com
212-548-5959

Discovery Announces Expiration Date Results of Its Private Exchange Offers for Five Series of Notes Open to Certain Investors

SILVER SPRING, Md., September 17, 2020 -- Discovery, Inc. ("Discovery") (Nasdaq: DISCA, DISCB, DISCK) today announced the expiration date results of its previously announced transaction to exchange five series of outstanding senior notes issued by its wholly owned subsidiary Discovery Communications, LLC ("DCL"). The exchange transaction consists of five separate private offers to exchange by Discovery, DCL and Discovery's indirect wholly owned subsidiary Scripps Networks Interactive, Inc. ("Scripps" and together with DCL and Discovery, the "Offerors") (each, an "Exchange Offer," and collectively, the "Exchange Offers") any and all of the outstanding notes listed in the table below (collectively, the "Old Notes") for one new series of senior notes due 2055 to be issued by DCL (the "New Notes"), on the terms and conditions set forth in the Offering Memorandum dated September 10, 2020 (the "Offering Memorandum" and, together with the eligibility letter, the Canadian holder form and the notice of guaranteed delivery, the "Exchange Offer Documents").

Discovery also announced today the expiration date results of its transaction to purchase any and all of the same five series of notes pursuant to cash tender offers (each, a "Cash Offer" and collectively, the "Cash Offers"), which were open only to Ineligible Holders (as defined below).

The Exchange Offers expired at 5:00 p.m., New York City time, on September 16, 2020 (the "Exchange Offer Expiration Date"). The "Exchange Offer Settlement Date" is expected to be September 21, 2020.

The table below provides the aggregate principal amount of each series of Old Notes validly tendered and not validly withdrawn at or prior to the Exchange Offer Expiration Date and the aggregate principal amount of each series of Old Notes that the Offerors expect to accept on the Exchange Offer Settlement Date in connection with the Exchange Offers, on the terms and subject to the conditions set forth in the Offering Memorandum:

Title of Series of Old Notes to be Exchanged	CUSIP Number / ISIN	Principal Amount Outstanding as of the Expiration Date	Acceptance Priority Level	Principal Amount Tendered as of the Expiration Date[(1)]	Principal Amount Expected to be Accepted for Exchange	Principal Amount Tendered Pursuant to Guaranteed Delivery Procedures[(2)]
5.000% Senior Notes due 2037 ("2037 Notes")	25470D AS8 US25470DAS80	$1,250,000,000	1	$684,666,000	$684,666,000	$4,323,000
6.350% Senior Notes due 2040 ("2040 Notes")	25470DAD1 US25470DAD12	$850,000,000	2	$183,820,000	$183,820,000	$405,000
5.200% Senior Notes due 2047 ("2047 Notes")	25470D AT6 US25470DAT63	$1,250,000,000	3	$802,203,000	$0	$20,957,000

4.950% Senior Notes due 2042 25470D AG4 $500,000,000 4 $213,900,000 $213,900,000 $42,000 (“2042 Notes”) US25470DAG43 4.875% Senior Notes due 2043 25470D AJ8 $850,000,000 5 $329,097,000 $329,097,000 $25,000 (“2043 Notes”) US25470DAJ81 (1) Reflects the aggregate principal amount of each series of Old Notes that have been validly tendered and not validly withdrawn as of the Exchange Offer Expiration Date, based on information provided by the exchange agent to the Offerors as of the Exchange Offer Expiration Date and subject to the final validation of tenders. (2) Reflects Old Notes tendered pursuant to the Guaranteed Delivery Procedures that are required to be duly delivered at or prior to the Guaranteed Delivery Date. The Offerors will not subsequently adjust the acceptance for exchange of Old Notes in accordance with the Acceptance Priority Levels if any such Old Notes are not so delivered. The conditions to the Exchange Offers for the 2037 Notes and the 2040 Notes, which had an Acceptance Priority Level of 1 and 2, respectively, were satisfied. The Offerors expect to accept for exchange on the Exchange Offer Settlement Date all 2037 Notes and 2040 Notes that were validly tendered and not validly withdrawn. The conditions to the Exchange Offer for the 2047 Notes, which had an Acceptance Priority Level of 3, were not satisfied because the aggregate Total Exchange Consideration for all Old Notes up to and including the Old Notes with an Acceptance Priority Level of 3 that were validly tendered and not validly withdrawn would have exceeded $2,100,000,000. As a result, the Offerors have terminated the Exchange Offer for the 2047 Notes. The 2047 Notes are considered “Non-Covered Notes” under the terms of the Offering Memorandum. In accordance with the terms and conditions set forth in the Offering Memorandum and as a result of the termination of the Exchange Offer for the 2047 Notes, the conditions for the Exchange Offers for the 2042 Notes and the 2043 Notes, which had an Acceptance Priority Level of 4 and 5, respectively, were satisfied. The Offerors expect to accept for exchange on the Exchange Offer Settlement Date all 2042 Notes and 2043 Notes that were validly tendered and not validly withdrawn. Upon the terms and subject to the conditions set forth in the Exchange Offer Documents, Eligible Holders (as defined below) who (i) validly tendered and who did not validly withdraw Old Notes at or prior to the Exchange Offer Expiration Date or (ii) delivered a properly completed and duly executed notice of guaranteed delivery and all other required documents at or prior to the applicable Exchange Offer Expiration Date and tender their Old Notes at or prior to 5:00 p.m., New York City time on September 18, 2020 pursuant to the Guaranteed Delivery Procedures, and whose Old Notes are accepted for exchange by the Offerors, will receive the applicable Total Exchange Consideration (as defined in the Exchange Offer Documents) in the form of New Notes, as well as cash for accrued and unpaid interest on Old Notes accepted for exchange from the last applicable interest payment date to, but excluding, the Exchange Offer Settlement Date and amounts due in lieu of fractional amounts of New Notes. Upon the terms and subject to the conditions set forth in the Exchange Offer Documents, on the Exchange Offer Settlement Date, the Offerors expect to deliver an aggregate principal amount of approximately $1.73 billion of New Notes for the Old Notes validly tendered and accepted by the Offerors, which assumes that all Old Notes tendered pursuant to the Guaranteed Delivery Procedures will be duly delivered at or prior to the Guaranteed Delivery Date. The actual aggregate principal amount of New Notes that will be issued on the Exchange Offer Settlement Date is subject to change based on deliveries under the Guaranteed Delivery Procedures and final validation of tenders. The Offerors will deliver New Notes in exchange for Old Notes accepted for exchange in the Exchange Offers on the Exchange Offer Settlement Date. Interest on the Old Notes accepted in the Exchange Offers, including those tendered pursuant to the Guaranteed Delivery Procedures, will cease to accrue on the Exchange Offer Settlement Date. Interest on the New Notes will accrue from the Exchange Offer Settlement Date. The Exchange Offers and the issuance of the New Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), under any other federal, state or other law pertaining to the registration of securities, or with any securities regulatory authority of any State or other jurisdiction. The New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

The Exchange Offers were only made, the New Notes were only being offered and will only be issued, and copies of the Offering Memorandum were only made available, to a holder of Old Notes who certified its status as either (a) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or (b) (i) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act, or a dealer or other professional fiduciary organized, incorporated or (if an individual) residing in the United States holding a discretionary account or similar account (other than an estate or trust) for the benefit or account of a non-”U.S. person,” (ii) if located or resident in the European Economic Area or the United Kingdom, a person other than a “retail investor” (for these purposes, a retail investor means a person who is one (or more) of: (x) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (y) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (z) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”)) and (iii) if located or resident in Canada, an “accredited investor” as such term is defined in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), and, if located or resident in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario), and in each case, is not an individual, and such “accredited investor” is also a “permitted client,” as such term is defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31- 103”) (“Canadian Eligible Holders”). The Offerors refer to holders of Old Notes who certified to the Offerors that they were eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions as “Eligible Holders.” The Offerors refer to holders of Old Notes who are not Eligible Holders as “Ineligible Holders.” Only Eligible Holders who confirmed they are Eligible Holders via the eligibility letter were authorized to receive or review the Exchange Offer Documents or to participate in the Exchange Offers. For Canadian Eligible Holders, such participation was also conditioned upon the receipt of the Canadian beneficial holder form. There was no separate letter of transmittal in connection with the Offering Memorandum. D.F. King & Co., Inc. is acting as the exchange agent and information agent for the Old Notes in the Exchange Offers. Documents relating to the Exchange Offers were only distributed to holders of Old Notes who certified that they are Eligible Holders. Questions or requests for assistance related to the Exchange Offers or for additional copies of the Exchange Offer Documents may be directed to D.F. King & Co., Inc. (800) 431-9646 (U.S. toll-free) or (212) 269-5550 (banks and brokers), via email at disca@dfking.com or online at www.dfking.com/discovery. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers. The Exchange Offer Documents can be accessed at the following link: www.dfking.com/discovery. This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein. The Exchange Offers were made solely by the Exchange Offer Documents and only to such persons and in such jurisdictions as is permitted under applicable law. About Discovery Discovery is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and in nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as Eurosport Player, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery's portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the forthcoming multi-platform JV with Chip and Joanna Gaines, Magnolia, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe.

Cautionary Statement Concerning Forward-looking Statements This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to Discovery as of the date hereof. Discovery’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the acceptance of any tendered Old Notes, the expiration and settlement of the Exchanges Offers, the satisfaction of conditions to the Exchange Offers, whether the Exchange Offers will be consummated in accordance with the terms set forth in the Offering Memorandum or at all and the timing of any of the foregoing, as well as the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 27, 2020 and in Discovery’s Quarterly Reports on Form 10-Q filed with the SEC on May 6, 2020 and August 5, 2020. Forward-looking statements in this release include, without limitation, statements regarding Discovery’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Discovery’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.